 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

U.S. Co-Promotion Agreement

On November 12, 2015, Threshold Pharmaceuticals, Inc. (“Threshold”) entered into a definitive Co-Promotion Agreement (the “Co-Promotion Agreement”) for evofosfamide with Merck KGaA, of Darmstadt, Germany (“Merck”) pursuant to the License and Co-Development Agreement which Threshold and Merck entered into on February 2, 2012, as amended (the “License Agreement”). Pursuant to the Co-Promotion Agreement, each of Threshold and Merck may co-promote evofosfamide in the U.S., subject to FDA approval of evofosfamide in the U.S. and Threshold exercising its option to co-promote evofosfamide in the U.S., pursuant to the License Agreement.

Under the Co-Promotion Agreement, Threshold and Merck will each have the right to field and be responsible for their own sales force conducted under the marketing plan for evofosfamide in the U.S. to be jointly developed by Threshold and Merck. Threshold will be responsible for the costs of its sales force. Merck remains responsible for the costs of its sales force, and joint sales force training, as well as all marketing, pharmacovigilance and medical affairs costs and activities. The royalty and milestone payment obligations under the License Agreement are unaffected by the Co-Promotion Agreement and the Co-Promotion Agreement does not otherwise alter the parties’ rights and obligations under the License Agreement, except to the extent related to the co-promotion activities to be conducted under the Co-Promotion Agreement and the exercise of the Co-Promotion option.

The parties’ rights and obligations under the Co-Promotion Agreement with respect to the co-promotion of evofosfamide in the U.S. will not become effective until the date on which Threshold validly exercises its Co-Promotion option and would continue in effect for so long as Merck retains commercialization rights for evofosfamide in the U.S. In the event that: (i) Threshold does not exercise its Co-Promotion option; (ii) Threshold exercises its co-commercialization option under the License Agreement; or (iii) the License Agreement expires or terminates, the Co-Promotion Agreement would terminate. Threshold also has the right to terminate the Co-Promotion Agreement for any reason upon advance written notice to Merck, and each party has the right to terminate the Co-Promotion Agreement following the uncured material breach by the other party.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Co-Promotion Agreement, which will be filed as an exhibit to Threshold’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

Date: November 18, 2015	By:	/s/ Harold E. Selick, Ph.D.
	Name:	Harold E. Selick, Ph.D.
	Title:	Chief Executive Officer